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                                                                    EXHIBIT 10.1


                              SEPARATION AGREEMENT

         This SEPARATION AGREEMENT (the "Agreement"), dated as of this 10th day of April, 2006, is by and between Corrections Corporation of America, a Maryland corporation with its principal place of business at 10 Burton Hills Boulevard, Nashville, Tennessee (the "Company") and Anthony M. DaDante, a resident of Nashville, Tennessee ("Executive").

                               W I T N E S S E T H

         WHEREAS, the Company engaged Executive as its Chief People Officer pursuant to that certain Employment Agreement dated June 20, 2005 and attached hereto as Exhibit A (the "Employment Agreement");

         WHEREAS, Executive has for personal reasons decided to resign his employment with the Company effective as of the Separation Date (as defined below), and the Company and the Executive now desire to enter into this Agreement to set forth the terms and conditions of Executive's separation from the Company.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Executive do hereby agree as follows:

         1. Termination of Employment. Executive's employment with the Company and the Employment Agreement shall both terminate effective 11:59 p.m., central time, on April 30, 2006 (the "Separation Date"); provided, however, that Sections 6 (Non-Competition, Non-Solicitation and Confidentiality and Non-Disclosure) and 7 (Indemnification) of the Employment Agreement shall survive such termination.

         2. Consideration; Benefits. The Company agrees to pay Executive the Severance Amount referenced in Section 5.4 (Effect of Termination Without Cause) of the Employment Agreement, payable in accordance with and subject to the terms and conditions set forth in such Section 5.4, and subject to applicable withholding. As of the Separation Date, Executive will no longer be entitled to participate in or receive any other benefits available to employees of the Company; provided, that nothing herein shall be construed to affect Executive's Consolidated Omnibus Reconciliation Act ("COBRA") benefits or any other benefits, the continuation of which is required by law, at Executive's own cost. Executive's rights with respect to stock options and restricted stock granted to him by the Company shall be governed by the terms of the respective grant agreements pursuant to which such grants were made. Executive acknowledges that pursuant to the terms of such agreements, any shares of restricted stock and any stock options that have not vested as of the Separation Date shall be forfeited and that any vested stock options shall be forfeited if not exercised within a period of three (3) months after the Separation Date.


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         3. Post-Separation Assistance by Executive. For a period of one (1)
year following the Separation Date, Executive agrees to make reasonable efforts to cooperate with and assist the Company on an as-needed basis with respect to the human resources-related programs initiated by Executive during his employment with the Company. During such post-separation period, Executive will be an independent contractor of the Company and will not be an employee or agent of the Company. Should the Company request services by Executive pursuant to this Section 3, the parties agree to negotiate in good faith to reach a reasonable, mutually-agreed hourly rate for such services and further that Executive will be reimbursed for any bona fide, reasonable expenses incurred in performing such services.

         4. Release. Executive, for himself, his heirs, successors, administrators, and assigns, hereby releases and forever extinguishes all claims that he may have had, may now have or may hereafter have against the Company, its affiliates, employees, directors, managers, agents, successors, administrators, and assigns, including but not limited to any claims or liabilities relating to Executive's employment with the Company or the termination of his employment relationship with the Company; provided, that the foregoing release shall not apply to any actions to enforce rights arising under this Agreement.

         5. Other Obligations of Executive. Executive agrees, now and in the future: (i) not to directly or indirectly take any action detrimental to the interests of the Company or its affiliates, including making or causing or assisting to be made any statements or comments that might reasonably be considered derogatory or defamatory or to harm the reputation and good name of any of the Company or its affiliates, and (ii) to cooperate in all reasonable respects with regard to any regulatory and litigation matters relating to his employment or areas of responsibility at the Company.

         6. Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of mailing, if mailed, to each of the parties thereto at the following respective addresses as may be specified in any notice delivered or mailed as above provided:

         (i)  If to the Executive, to

         Anthony M. DaDante

         -------------------------------------

         -------------------------------------

         Facsimile:
                    --------------------------




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         (ii)  If to the Company, to

         Corrections Corporation of America
         10 Burton Hills Boulevard
         Nashville, TN  37215
         Attention: John D. Ferguson, Chief Executive Officer and President
         Facsimile: (615) 263-3010.

         7. Waiver of Breach; Severability. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party. In the event any portion of this Agreement is deemed illegal, unenforceable or void by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said portion unless the absence of such materially alters the rights and obligations of the parties to this Agreement.

         8. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is personal to Executive, and he may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

         9. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         10. Choice of Law; Arbitration. This Agreement shall be governed and interpreted under the laws of the State of Tennessee. The parties agree that any dispute arising out of this Agreement, which they cannot in good faith resolve, shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association governing commercial arbitration. The losing party in any such arbitration proceeding shall pay the costs of arbitration including the arbitrator's fees, but each party will pay their own legal fees.

         11. Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.



                            [signature page follows]







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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.


                                    EXECUTIVE


                                    /s/ Anthony M. DaDante
                                    --------------------------------
                                    Anthony M. DaDante


                                    COMPANY
                                    Corrections Corporation of America



                                    By: /s/ John D. Ferguson
                                        ----------------------------
                                    Name: John D. Ferguson
                                    Title: Chief Executive Officer and President










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